SCHEDULE 14A
                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                               (Amendment No. __)


Filed  by  the  Registrant    [  ]

Filed  by  a  Party  other  than  the  Registrant    [x]

Check  the  appropriate  box:

[  ]     Preliminary  Proxy  Statement
[  ]     Confidential,  for  Use  of  the  Commission Only (as permitted by Rule
         14a-6(e)(2))
[  ]     Definitive  Proxy  Statement
[  ]     Definitive  Additional  Materials
[X]      Soliciting  Material  Pursuant  to   240.14a-12

                           Commercial Metals Company
                (Name of Registrant as Specified In Its Charter)

                               Icahn Partners LP
                         Icahn Partners Master Fund LP
                       Icahn Partners Master Fund II L.P.
                      Icahn Partners Master Fund III L.P.
                         High River Limited Partnership
                             Hopper Investments LLC
                                 Barberry Corp.
                                Icahn Onshore LP
                               Icahn Offshore LP
                               Icahn Capital L.P.
                                   IPH GP LLC
                        Icahn Enterprises Holdings L.P.
                          Icahn Enterprises G.P. Inc.
                                 Beckton Corp.
                                 Carl C. Icahn
                                  James Unger
                                 Steve Mongillo
                                 George Hebard
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment  of  Filing  Fee  (check  the  appropriate  box):

[X]     No  fee  required.

[ ]     Fee  computed  on  table  below  per Exchange Act Rule 14a-6(i)(4) and
        0-11.

     1)     Title  of  each  class  of  securities to which transaction applies:

     2)     Aggregate  number  of  securities  to  which  transaction  applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)     Proposed  maximum  aggregate  value  of  transaction:

     5)     Total  fee  paid:



[  ]     Fee  paid  previously  with  preliminary  materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)     Amount  Previously  Paid:

     2)     Form,  Schedule  or  Registration  Statement  No.:

     3)     Filing  Party:

     4)     Date  Filed:

On November 28, 2011, entities affiliated with Carl C. Icahn (the "Icahn Entities") delivered a letter to the Board of Directors of Commercial Metals Company (the "Company") and issued a press release relating to the Company. Pursuant to Mr. Icahn's letter, Icahn Enterprises offered to acquire the Company at $15 per share without any financing or due diligence conditions. The press release, which includes the full text of the letter, is incorporated herein and attached hereto as Exhibit 1.


SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN, JAMES UNGER, STEVE MONGILLO, GEORGE HEBARD, HIGH RIVER LIMITED PARTNERSHIP, HOPPER INVESTMENTS LLC, BARBERRY CORP., ICAHN PARTNERS LP, ICAHN PARTNERS MASTER FUND LP, ICAHN PARTNERS MASTER FUND II L.P., ICAHN PARTNERS MASTER FUND III L.P., ICAHN ENTERPRISES G.P. INC., ICAHN ENTERPRISES HOLDINGS L.P., IPH GP LLC, ICAHN CAPITAL L.P., ICAHN ONSHORE LP, ICAHN OFFSHORE LP, BECKTON CORP. AND CERTAIN OF THEIR RESPECTIVE AFFILIATES FROM THE STOCKHOLDERS OF COMMERCIAL METALS COMPANY FOR USE AT ITS 2012 ANNUAL MEETING WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF COMMERCIAL METALS COMPANY AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN A POTENTIAL PROXY SOLICITATION IS CONTAINED IN EXHIBIT 2 TO THE SCHEDULE 14A FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 19, 2011.

                                                                       EXHIBIT 1


                                 Press Release
                                 -------------

FOR IMMEDIATE RELEASE


                        CARL C. ICAHN ISSUES OPEN LETTER

                             TO BOARD OF DIRECTORS

                          OF COMMERCIAL METALS COMPANY


New York, New York, November 28, 2011
Contact: Susan Gordon (212) 702-4309

Carl C. Icahn, Chairman of the Board of the general partner of Icahn Enterprises LP (NYSE: IEP), issued the following open letter today to the Board of Directors of Commercial Metals Company. Pursuant to Mr. Icahn's letter, Icahn Enterprises offered to acquire Commercial Metals Company at $15 per share without any financing or due diligence conditions.

The  letter  is  as  follows:




                                 CARL C. ICAHN



November 28, 2011

Board of Directors
Commercial Metals Company
6565 North MacArthur Boulevard, Suite 800
Irving, Texas 75039


Ladies and Gentlemen:

I am currently your largest shareholder and beneficially own 9.98% of the outstanding common shares of Commercial Metals Company (the "Company") through several affiliated entities, including subsidiaries of Icahn Enterprises LP (NYSE: IEP). Based upon publicly available information, Icahn Enterprises (which currently has, on a consolidated basis, $22.4 billion of assets, including in excess of $13 billion in liquid assets, which are cash and marketable securities) hereby proposes to purchase the Company in a merger transaction at $15 per share without any financing or due diligence conditions. That price represents a premium of 31% over the stock's closing price on November 25, 2011, which was $11.45, and a premium of 72.6% from its low this year on October 3, 2011, which was $8.60.

IEP is prepared to proceed to immediately negotiate and execute definitive documents. We firmly believe that the Board's fiduciary duties require the Board to allow shareholders to decide for themselves if they wish to accept this offer. Accordingly, we are also prepared to structure the transaction with an immediate front end tender offer, with protections for minority shareholders pending completion of the merger. This transaction will allow shareholders the opportunity to monetize their investment in the Company. Those who desire to stay invested in this industry could take their proceeds and invest in direct competitors in the steel industry which we believe are much better managed and better situated to take advantage of any possible economic recovery than Commercial Metals.

The reason IEP is paying a 31% premium over the November 25, 2011 closing price is because of IEP's ownership of PSC Metals Inc. When the acquisition is completed IEP intends to combine Commercial Metals with IEP's own metals recycling assets. IEP will sell Commercial Metals' non-core assets and immediately appoint a new management team to run the steel business. In our opinion, these undertakings are imperative to realize future profits at Commercial Metals.

As a 10% shareholder of Commercial Metals we are extremely concerned about the capabilities and behavior of the current Board and management, and therefore, we intend to nominate three individuals as directors at the Company's 2012 annual meeting of shareholders, as well as make several proposals for shareholder consideration. We do not believe the current Board is capable or willing to undertake the actions necessary to enable Commercial Metals to compete in the future. Such actions include, but are not limited to, the sale of non-core assets, the immediate replacement of management, and the refocusing of the business on core operations in North America. The track record established by the current Board and management team over the last several years is dismal. Unfortunately, a below average operating performance fueled by a distracting and misguided international growth plan, combined with a disastrous investment record, has become the defining characteristic of Commercial Metals. We have no confidence in management's ability to continue running the Company, nor do we have any confidence that the Board will ever hold management accountable for poor performance - as shown by the recent and inexplicable bonuses paid to management. But, hopefully, even this Board will finally take its fiduciary duty to shareholders seriously enough to allow shareholders to decide whether or not to sell the Company at a 31% premium over current market price.

Your management team has suggested a recovery in key end markets will not materialize in 2012. Further, in our opinion, because the Company has been so poorly managed, shareholders are exposed not only to cyclical industry risks, but also to permanent risks. Astoundingly, between 2006 and 2011, the Company squandered $2 billion of capital on ill-conceived acquisitions and "growth" projects, many of which generated negative EBITDA through the period.

Despite this dismal record, the Board recently granted bonuses to management, including a $750,000 bonus to the new CEO -- for what exactly?! Not in recognition of the Company's operating performance, but because management threw in the towel and admitted that the Company should walk away from many of the substantial investments that you approved only a few years earlier. The logic is absurd! The Company spends shareholder money on disastrous investments, and then several years later, awards management special bonuses - again shareholder money
-  for  having  the  "courage"  to  run  away  from those very same investments!

Unfortunately, over the next several years even if the steel markets shift into a cyclical recovery, we fear, and believe, that Commercial Metals will simply shift back from the current strategy where management is supposedly focused on unwinding its disastrous investments, to the previous "strategy", where management travels the world investing in losing "growth" projects from Croatia to Australia.

In light of the above, we again ask you to finally show that even this Board is serious enough about its fiduciary obligations to allow shareholders, and not themselves, to decide whether to sell the Company at a substantial premium over the current market price. We would like to move forward immediately and we are ready to meet. We are prepared to enter immediate negotiations and would like to see a tender offer launched as soon as possible.


                                                                   Carl C. Icahn



IMPORTANT INFORMATION: ICAHN ENTERPRISES LP HAS NOT YET COMMENCED THE TENDER OFFER REFERRED TO IN THIS PRESS RELEASE. UPON THE COMMENCEMENT OF ANY TENDER OFFER, ICAHN ENTERPRISES LP OR ONE OF ITS SUBSIDIARIES WILL FILE A TENDER OFFER STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION. THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TENDER OFFER AND SHOULD BE READ BY SECURITY HOLDERS. IF THE TENDER OFFER IS COMMENCED, SECURITY HOLDERS WILL BE ABLE TO OBTAIN AT NO CHARGE (I) THE TENDER OFFER STATEMENT AND OTHER DOCUMENTS WHEN THEY BECOME AVAILABLE ON THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV, AND (II) THE OFFER TO PURCHASE AND ALL RELATED DOCUMENTS FROM THE OFFERORS.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN, JAMES UNGER, STEVE MONGILLO, GEORGE HEBARD, HIGH RIVER LIMITED PARTNERSHIP, HOPPER INVESTMENTS LLC, BARBERRY CORP., ICAHN PARTNERS LP, ICAHN PARTNERS MASTER FUND LP, ICAHN PARTNERS MASTER FUND II L.P., ICAHN PARTNERS MASTER FUND III L.P., ICAHN ENTERPRISES G.P. INC., ICAHN ENTERPRISES HOLDINGS L.P., IPH GP LLC, ICAHN CAPITAL L.P., ICAHN ONSHORE LP, ICAHN OFFSHORE LP, BECKTON CORP. AND CERTAIN OF THEIR RESPECTIVE AFFILIATES FROM THE STOCKHOLDERS OF COMMERCIAL METALS COMPANY FOR USE AT ITS 2012 ANNUAL MEETING WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF COMMERCIAL METALS COMPANY AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN A POTENTIAL PROXY SOLICITATION IS CONTAINED IN EXHIBIT 2 TO THE SCHEDULE 14A FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 19, 2011.